                                                                    EXHIBIT 10.3

                   SECOND AMENDMENT TO STOCKHOLDER AGREEMENT

         This Second Amendment (the "Second Amendment") to the Stockholder Agreement dated July 25, 2000 (together with the First Amendment thereto, the "Stockholder Agreement"), by and among Genencor International, Inc. ("Company"), Eastman Chemical Company (together with its applicable affiliates "Eastman"), and Danisco A/S (together with its applicable affiliates "Danisco") is dated the 15th day of November, 2002 and the provisions of this Second Amendment shall be effective as of the date set forth herein.

                                    RECITALS

         The Parties may desire to expand the total members of directors on the Board of Directors of the Company without otherwise disturbing the rights of the Parties currently enjoyed under the Stockholder Agreement. Therefore, the Parties have agreed to enter into this Second Amendment to achieve the foregoing objectives.

                                   AGREEMENT

         NOW THEREFORE, in consideration of the premises and covenants set forth in this Second Amendment and the Stockholder Agreement, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree to amend the Stockholder Agreement as follows:

1. The text of Sections 4.1 and 4.3 of the Stockholder Agreement shall be deleted in their entirety and replaced by the following text:

                  4.1 Board Composition. The Stockholders and the Company shall take all actions necessary to cause the Board of Directors to be comprised of eleven (11) members, three of whom shall be designees of Eastman (the "Eastman Designees"), three of whom shall be designees of Danisco (the "Danisco Designees," and together with the Eastman Designees, the "Stockholder Designees"), one of whom shall be the Chief Executive Officer of the Company (the "CEO"), one of whom shall be the last persons who are not otherwise affiliates (as defined under the Securities Act and the regulations thereunder) of the Company, Eastman or Danisco (the "Independent Directors").

                  4.3 Voting and Other Actions. The Company and the Stockholder agree to take such actions as are necessary to effectuate the provisions of Sections
                           4.1 and 4.2 both with respect to the time period specified in the first sentence of Section 4.1 and all subsequent elections and appointments of members of the Board. Without limiting the foregoing, the authorized number of members of the Board of Directors shall be no greater than 11 without a further amendment of this agreement in accordance with the provisions of this Agreement. In addition the Company and Stockholders shall also take such other action as is necessary to ensure that the composition of the Board of Directors is in compliance with the requirements of the Nasdaq National Market.

2. Except as expressly amended hereby, the provisions of the Stockholder Agreement remain unchanged and in full force and effect and this Second Amendment does not and shall not be deemed to waive, modify or amend any other provision or terms of the Stockholder Agreement.

         IN WITNESS WHEREOF, the Parties' authorized representatives have executed this Second Amendment as of the day and year first above written.


GENENCOR INTERNATIONAL, INC.

By: /s/ Stuart L. Melton
    --------------------------

Its: Senior Vice President
     -------------------------

EASTMAN CHEMICAL COMPANY                                         DANISCO A/S
(On behalf of itself                                             (On behalf of itself and its affiliates)
and its affiliates)

By: /s/ James P. Rogers                                          By: /s/ Alf Duch-Pedersen     /s/ Soren Bjerre-Nielsen
    --------------------------                                       --------------------------------------------------

Its: Chief Financial Officer                                     Its: CEO                      CEO
     -------------------------                                       --------------------------------------------------